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                                                                     EXHIBIT 8.1



                               September 23, 1999



Transition Auto Finance III, Inc.
5422 Alpha Road, Suite 100
Dallas, Texas  75240

         Re: 11% Secured Notes (the "Notes") in the Aggregate Principal Amount of $20,000,000: Opinion Regarding Tax Matters

Gentlemen:

         We have acted as special tax counsel to Transition Auto Finance III, Inc. (the "Corporation") in connection with the transactions described in that certain Form SB-2, Registration Statement under the Securities Act of 1933, filed with the Securities and Exchange Commission on June 11, 1999 (the "Registration Statement"). The Corporation has requested the opinion set forth below regarding the disclosure set forth in the Registration Statement under "Certain Federal Income Tax Considerations."

         The facts, as we understand them to be, are as set forth in the Registration Statement and the exhibits thereto. As to various questions of fact material to the opinion expressed below, we have relied upon the disclosures made by you in the Registration Statement without independent check or verification of the accuracy of such representations.

         We also have examined such other documents and records pertaining to the transactions described in the Registration Statement that have been furnished to us by you in connection with the opinion hereinafter set forth. In making our examinations, we have assumed the genuineness of all signatures and the authenticity and accuracy of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. Additionally, we have assumed that all transactions detailed in the Registration Statement will be completed in the manner described therein.

         On the basis of the foregoing, we are of the opinion that the disclosures contained in the section of the Registration Statement entitled "Certain Federal Income Tax Considerations" are accurate in all material respects and address fairly the material federal income tax considerations discussed therein. This opinion is based on certain statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and courts having jurisdiction over such matters, all of which are subject to change, either prospectively or retroactively.
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Transition Auto Finance III, Inc.
September 23, 1999
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         We consent to the use of our name in the section of the Registration
Statement entitled "Legal Matters."

                                            Very truly yours,

                                            Drenner & Stuart, L.L.P.



                                            By: /s/ Donald L. Stuart
                                                --------------------------------
                                                    Donald L. Stuart

DLS/lfj